UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 23, 2009 (December 18, 2009)

PZENA INVESTMENT MANAGEMENT, INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-33761	20-8999751
(State of	(Commission File Number)	(IRS Employer
Incorporation)		Identification Number)

120 West Forty Fifth Street

New York, NY 10036

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (212) 355-1600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c)) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.

(a)                                  Waiver of Certain Provisions to Senior Subordinated Notes; Repayment of Certain Notes.

On October 30, 2008, Pzena Investment Management, Inc. (the “Company”) filed a Form 8-K with the Securities and Exchange Commission to report that on October 28, 2008, Pzena Investment Management, LLC, its operating company, (the “Operating Company) had issued an aggregate of $16,000,000 principal amount of Senior Subordinated Notes (collectively, the “Notes”) to the following persons and entities (collectively, the “Note Holders”): The Michele Pzena Family Trust, The Daniel Pzena Family Trust, The Aaron Pzena Family Trust and The Eric Pzena Family Trust (collectively, the “Pzena Individual Trusts”); The Pzena Family 1996 Irrevocable Trust between Richard S. Pzena and Wendy M. Pzena dated December 30, 1996; Milestone Associates, L.L.C.; and Amelia Jones Feinberg.

On December 18, 2009, the Company, with the prior approval of the independent members of its board of directors, consented to waivers from each of the Note Holders, in which they waived, in accordance with Section 10 of the Notes, Section 2 “Restricted Payments,” insofar as such section prohibits the payments of cash dividends by the Company, and Section 7 “Payment Pro Rata To All Lenders,” to allow the Company to repay the notes to Milestone Associates, L.L.C., and Amelia Jones Feinberg.

On December 31, 2009, the Company intends to repay the notes to Milestone Associates, L.L.C. ($5,000,000 principal amount) and Amelia Jones Feinberg ($1,000,000 principal amount), along with all accrued interest due to said Note Holders through such date.

(b)                                  Relationships with Note Holders.

Richard S. Pzena, the Company’s Chairman of the Board and Chief Executive Officer,  directly owns 18,470,020 Class B Units of the Operating Company (the “Class B Units”) and an equivalent number of shares of the Company’s Class B common stock (the “Class B Common Stock”), as well as 200,000 options to acquire Class B Units which are currently exercisable.  Mr. Pzena may also be deemed to beneficially own an aggregate of 6,258,600 Class B Units and an equivalent number of shares of Class B Common Stock which are directly held by the Pzena Individual Trusts, although he disclaims beneficial ownership of such Class B Units and such shares of Class B Common Stock.  Through his deemed beneficial ownership of 24,928,620 shares of Class B Common Stock in the aggregate, Mr. Pzena holds approximately 43.2% of the combined voting power of the Company’s common stock.  Mr. Pzena also beneficially owns less than 1% of the Company’s Class A common stock.

Joel M. Greenblatt, one of the Company’s non-employee directors, is the managing member of Milestone Associates, L.L.C.  Mr. Greenblatt directly owns 165,508 Class B Units of the Operating Company and an equivalent number of shares of the Company’s Class B common stock.  Mr. Greenblatt may also be deemed to beneficially own an aggregate of 82,200 Class B Units and an equivalent number of shares of Class B Common Stock which are directly held by his children, although he disclaims beneficial ownership of such Class B Units and such shares of Class B

Common Stock.  Through his deemed beneficial ownership of 247,708 shares of Class B Common Stock in the aggregate, Mr. Greenblatt holds less than 1% of the combined voting power of the Company’s common stock.  Mr. Greenblatt also beneficially owns less than 1% of the Company’s Class A common stock.

Amelia Jones Feinberg is a former employee of the Operating Company.  Ms. Jones Feinberg also beneficially owns less than 1% of the Company’s Class A common stock.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Each of the Note Holders provided the Operating Company with an executed waiver letter in the form attached as Exhibit 4.1 to this current report on Form 8-K.

Exhibit No.	Description

4.1	Form of Waiver dated December 10, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PZENA INVESTMENT MANAGEMENT, INC.
(Registrant)

Dated:	December 23, 2009	By:	/s/ Gregory S. Martin
			Name:	Gregory S. Martin
			Title:	Chief Financial Officer